UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 — Other Information

Item 8.01 Other Information

On December 16, 2019, TSR, Inc. (“TSR” or the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) with plaintiff Susan Paskowitz in the previously disclosed shareholder litigation filed by Ms. Paskowitz on October 11, 2018 in the Supreme Court of the State of New York, Queens County (the “Court”) with the caption Susan Paskowitz, on Behalf of Herself and All Others Similarly Situated, as Plaintiff, v. James J. Hill, et al., as Defendants, and TSRI, Inc., as Nominal Defendant, No. 715541/2018 (the “Action”). Previously, on October 21, 2019, the Company entered into a Memorandum of Understanding (“MOU”) with Ms. Paskowitz outlining the terms and conditions of the settlement of the Action. The Company filed an 8-K on October 25, 2019 attaching and describing the terms of the MOU, which is incorporated herein by reference. The Stipulation is independent of the Settlement and Release Agreement and Share Repurchase Agreement which the Company entered into with certain stockholders. The Company filed an 8-K on September 3, 2019 reporting the signing of the Settlement and Release Agreement and the Share Repurchase Agreement.

The Stipulation, which remains subject to Court approval, retains the terms and conditions of settlement of the Action contained in the MOU with the addition that the Company will pay to plaintiff’s counsel an award of attorneys’ fees and reimbursement of expenses in the amount of $260,000 (the “Settlement”). The Company expects that the full amount of the settlement payment will be covered by insurance proceeds. The Settlement is intended to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice the Action and all claims asserted therein directly against all present and former defendants and derivatively against them on behalf of the Company. Each stockholder of the Company is a member of the Plaintiff class unless such stockholder opts out of the class.

Pursuant to the terms of the Settlement, TSR will (i) implement certain corporate governance reforms described in the Stipulation within thirty (30) days of a final order and judgment entered by the Court, and keep these corporate governance reforms in place for five (5) years from the time of the final order and judgment; and (ii) acknowledge that plaintiff Ms. Paskowitz and her counsel provided a substantial benefit to the Company and its shareholders through the prosecution of the Action and other related actions filed by Ms. Paskowitz, as previously disclosed. The Settlement does not contain any admission of liability, wrongdoing or responsibility by any of the parties. The Settlement also provides for mutual releases by all parties.

Although the Company believes that the Stipulation represents a fair and reasonable compromise of the matters in dispute in the litigation, there can be no assurance that the Court will approve the Stipulation as proposed, or at all. Under the terms of the Stipulation, plaintiff Ms. Paskowitz will file the Stipulation with the Court and request a date for a final hearing on the approval of the Settlement and plaintiff’s application for an award of counsel fees and the reimbursement of expenses.

The Stipulation is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits

(d)	Exhibit No.	Description
	99.1	Stipulation and Agreement of Settlement, dated as of December 16, 2019

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s obtaining of final Court approval of the Stipulation, as well as the other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President, Chief Financial Officer and Secretary

Date: December 17, 2019

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